UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 18, 2021

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:   001-36615

Delaware	26-2222607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

325 North St. Paul Street, Suite 2650, Dallas, TX 75201

(Address of principal executive offices, including zip code)

(612) 746-1944

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	GWGH	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 18, 2021, GWG Holdings, Inc. (the “Company”) received a Staff Determination letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC indicating that the Company had not established compliance with Rule 5250(c)(1) because the Company has not yet filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. As a result, the Company’s common stock is subject to delisting from The Nasdaq Capital Market.

As described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 3, 2021, the Company is working to complete a restatement of, and file amended financial statements with the SEC for, the year ended December 31, 2019 and the first three quarters of 2020. Once the restatements are complete, the Company intends to file its Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021.

On August 24, 2021, the Company issued a press release regarding these matters, which is filed as an exhibit to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued August 24, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG HOLDINGS, INC.

Date: August 24, 2021	By:	/s/ Murray T. Holland
	Name:	Murray T. Holland
	Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued August 24, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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